UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) March 6, 2013

BASSETT FURNITURE INDUSTRIES, INCORPORATED

(Exact name of registrant as specified in its charter)

VIRGINIA	0-209	54-0135270
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

3525 FAIRYSTONE PARK HIGHWAY BASSETT, VIRGINIA	24055
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 276/629-6000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders

The Company’s 2013 annual meeting of shareholders was held on March 6, 2013. As of the record date for the meeting, the Company had 10,844,152 of common stock outstanding, each of which is entitled to one vote. According to the final voting results, all director nominees were elected.

The voting tabulation was as follows:

Nominee	Votes For	Votes Withheld	Votes Abstain	Broker Non- Vote
Peter W. Brown, M.D.	7,640,393	181,899	-	2,044,417
Kristina Cashman	7,635,395	186,897	-	2,044,417
Paul Fulton	7,607,848	214,444	-	2,044,417
Howard H. Haworth	7,618,781	203,511	-	2,044,417
George W. Henderson, III	7,635,282	187,010	-	2,044,417
J. Walter McDowell	7,650,021	172,271	-	2,044,417
Dale C. Pond	7,458,538	363,754	-	2,044,417
Robert H. Spilman, Jr.	7,628,613	193,679	-	2,044,417
William C. Wampler, Jr.	7,658,178	164,114	-	2,044,417
William C. Warden, Jr.	7,638,249	184,043	-	2,044,417

At the annual meeting, the shareholders also voted on three proposals:

1.	Ratification of Ernst & Young LLP as the Company’s Independent Registered Public Accounting Firm.

The final tabulation was as follows:

Proposal	Votes For	Votes Against	Votes Abstain	Broker Non-Vote

Ratification of Ernst & Young LLP	9,796,050	60,165	10,493	-

2.	To consider and act on an advisory vote regarding the approval of the compensation paid to certain executive officers.

The final tabulation was as follows:

Proposal	Votes For	Votes Against	Votes Abstain	Broker Non-Vote

Approval of officer compensation	7,527,605	126,592	168,095	2,044,417

3.	To consider and act on an advisory vote regarding the frequency of stockholder approval of the compensation paid to certain executive officers.

The final tabulation was as follows:

Proposal	1 Year	2 Years	3 Years	Abstain	Broker Non-Vote

Frequency of approval	6,828,540	93,574	713,126	-	2,044,417

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BASSETT FURNITURE INDUSTRIES, INCORPORATED

Date: March 7, 2013	By:	/s/ J. Michael Daniel
J. Michael Daniel
Title: Senior Vice President – Chief Financial Officer